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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

                                                                       EXHIBIT A

                           PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT dated as of March __, 1999, between * and * (each a "Seller" and collectively, "Sellers") and MCI WORLDCOM, Inc. ("Purchaser").

                             PRELIMINARY STATEMENTS

1.       Sellers hold the following securities:

         (a) CAI Wireless Systems, Inc.: 2, 270,715 shares of common stock (the "CAI Equity Securities");

         (b) CAI Wireless Systems, Inc.: $35,418,097 face amount of 13% Senior Notes due 2004 issued pursuant to an Indenture (the "CAI Senior Note Indenture") (the "CAI Note Securities" and together with the CAI Equity Securities, the "CAI Securities");

         (c) * : $ * face amount of 14.50% Senior Discount Notes due * issued pursuant to an Indenture (the " * Senior Note Indenture") (" * Securities"); and

         (d) CS Wireless Systems, Inc.: $86,750,000 face amount of 11.375% Senior Discount Notes due 2006 issued pursuant to an Indenture (the "CS Senior
Note Indenture" and together with the CAI Senior Note Indenture and the ATEL Senior Note Indenture, the "Indentures") ("CS Securities" and collectively with the CAI Securities and the ATEL Securities, the "Securities").

2. Sellers wish to sell and assign, and Purchaser wishes to purchase, the Securities, together with all accreted interest thereon as of the applicable Closing Date, and the Assigned Rights, subject to the terms and conditions hereof. As used herein, the term "Assigned Rights" shall include all of Sellers right, title and interest in and to, or derived from, the Securities, including without limitation all of its rights as a holder of the Securities under the Indentures.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Sellers and Purchaser agree as follows.


---------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission


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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                                   ARTICLE I.
                                PURCHASE AND SALE

         SECTION 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each of the Sellers agrees to sell, assign, convey, transfer and deliver, and Purchaser agrees to purchase, acquire, accept and pay for, all of such Seller's right, title and interest in the Securities, together with all accrued and unpaid interest thereon and fees with respect thereto and the Assigned Rights with respect to the Securities on the Closing Date (as defined below).

         SECTION 1.02. Purchase Price. As consideration for the sale, assignment, conveyance, transfer and delivery of the Securities contemplated in
Section 1.01, Purchaser shall pay or cause to be paid an aggregate amount set forth in the applicable Schedule as the Purchase Price (the "Purchase Price"). The Purchase Price shall be allocated among the Securities in the manner and to the extent set forth in the attached Schedules.

         SECTION 1.03. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on the third Business Day (as defined below) after which each of the conditions set forth in Section 4.01 and
Section 4.02 have been satisfied or duly waived, or, if the Sellers and the Purchaser agree to a different date, such different date (the "Closing Date"). In the event Purchaser has elected to purchase all (but not less than all) of the Securities other than the CAI Equity Securities in accordance with Section 4.03, the closing of such purchase (the "Initial Closing") shall take place at 10:00 a.m. on the third Business Day following the date Purchaser gives notice of such election or, if the Sellers and the Purchaser agree to a different date, such different date (the "Initial Closing Date"). The Closing and, if applicable, the Initial Closing, shall take place in the offices of Bryan Cave LLP, New York, New York. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of New York or any day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         SECTION 1.04. Closing Deliveries by Sellers.

         (a) On the Closing Date, if there has not been an Initial Closing Date, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to all of the Securities, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the Securities and the related Assigned Rights. Sellers shall also deliver to Purchaser prior to such Closing Date joint written notice of the wire account into which the Purchase Price shall be transferred (the

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"Total Payment Instruction"). The Sellers agree that Purchaser shall have no obligation to allocate the Purchase Price among the Sellers.

         (b) On the Closing Date, if there has been an Initial Closing Date, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to the CAI Equity Securities, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the CAI Equity Securities. Sellers shall also deliver to Purchaser prior to such Closing Date joint written notice of the wire account into which the portion of the Purchase Price allocated to the CAI Equity Securities shall be transferred. (the "CAI Payment Instruction"). The Sellers agree that Purchaser shall have no obligation to allocate the Purchase Price among the Sellers.

         (c) On the Initial Closing Date, if any, each Seller shall deliver or cause to be delivered to Purchaser all of such Seller's right, title and interest in and to all of the Securities other than the CAI Equity Securities, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in Purchaser, or at Purchaser's request, Purchaser's nominee, all right, title and interest in and to the Securities, other than the CAI Equity Securities, and the related Assigned Rights. Sellers shall also deliver to Purchaser prior to such Initial Closing Date joint written notice of the wire account into which the portion of the Purchase Price allocated to the Securities other than the CAI Equity Securities shall be transferred (the "Initial Payment Instruction"). The Sellers agree that Purchaser shall have no obligation to allocate the Purchase Price among the Sellers.

         SECTION 1.05. Closing Deliveries by Purchaser.

         (a) On the Closing Date, if there has not been an Initial Closing Date, Purchaser shall pay the Purchase Price in same day funds by wire transfer in accordance with the Total Payment Instruction.

         (b) On the Closing Date, if there has been an Initial Closing Date, Purchaser shall pay the Purchase Price allocated to the CAI Equity Securities in same day funds by wire transfer in accordance with the CAI Payment Instruction.

         (c) On the Initial Closing Date, if any, Purchaser shall pay the Purchase Price allocated to all of the Securities other than the CAI Equity Securities in same day funds by wire transfer in accordance with the Initial Payment Instruction.




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                                                          CONFIDENTIAL TREATMENT
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         SECTION 1.06 Additional Securities.

         (a) On April 9, 1999, Sellers shall offer to sell to Purchaser the following securities issued by * (" * ") at the * Purchase Price, as specified on Schedule II:

                  (i) $ * face amount of 13.125% Senior Discount Notes due * issued pursuant to an Indenture (the " * Senior Note Indenture"); and

                  (ii) * "Units", each one consisting of $ * face amount of 13.125% Senior Discount Notes due * and one warrant to purchase * shares of common stock of * governed by a Warrant Agreement (the " * Warrant") (the securities described in clause (i) and this clause (ii), collectively, the " * Securities").


         (b) Purchaser shall not be obligated to purchase the * Securities. If Purchaser determines at such time, in its sole and absolute discretion, to purchase the * Securities at the * Purchase Price, it will confirm its willingness to accept the offer in writing on or before April 12, 1999. Immediately upon receipt of such written confirmation, (i) the * Securities shall be deemed to be, and shall be included, in the definition of, Securities,
(ii) the * Senior Note Indenture shall be deemed to be, and shall be included, in the definition of, the Indentures, (iii) Seller's rights under the * Senior
Note Indenture and the * Warrant shall be deemed to be, and shall be included, in the definition of, the Assigned Rights, and (iv) the * Purchase Price shall be deemed to be, and shall be included in the definition of, Purchase Price, in each case, for all purposes under this Agreement and, for the purposes of
Article II, relating back to the date of this Agreement.


                                   ARTICLE II.
                    REPRESENTATIONS AND COVENANTS OF SELLERS

         SECTION 2.01. Representations and Warranties and Covenants of Sellers. Each Seller, severally and not jointly and each solely as to itself, hereby represents, warrants and covenants to Purchaser:

         (a) Such Seller is the sole legal and beneficial owner and beneficial holder of the Securities (or, in the case of the * Warrants, the beneficial owner and beneficial holder of the Warrants) to be assigned by it hereunder and has undivided good title to such Securities, free and clear of any lien, security interest or other adverse claim;


-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission


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                                                          CONFIDENTIAL TREATMENT
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         (b) Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder except that Seller has not yet taken the actions required to be taken under normal and customary transfer provisions set forth in the Indentures and the Warrant, and the execution, delivery and performance by it of this Agreement does not violate its charter or bylaws or any law, rule, regulation, order or decree applicable to it and does not conflict with or result in the breach of any contract or other instrument binding upon it;

         (c) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles, provided, that such Seller makes no representation by reason of this paragraph (c) with respect to the collectability or enforceability of any of the Securities or the Assigned Rights or any portion thereof;

         (d) No notice to, registration or filing with, consent or approval of, or other action by, any person or federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the due execution, delivery and performance of this Agreement by such Seller and the sale by such Seller of the Securities to be assigned by it hereunder, except that Seller has not yet taken the actions required to be taken under normal and customary transfer provisions set forth in the Indentures and the Warrant and as provided for herein or such consents as shall no longer be necessary on the applicable Closing Date;

         (e) Prior to the closing of the purchase of a Security hereunder, Seller shall consult with Purchaser with respect to the exercise of any material right under or relating to, and the taking of any material action with respect to, the Securities or Assigned Rights, except in each case to the extent it may be contractually or legally prohibited from doing so. Prior to the closing of the purchase of a Security hereunder, Seller shall not knowingly exercise any rights under or relating to, or take any action with respect to, the Securities or Assigned Rights which Seller knows would have the effect of adversely affecting the ability to consummate the transactions contemplated hereby or which Seller knows would materially lessen the benefits or rights that Purchaser would otherwise receive in connection with the transactions contemplated hereby.

         (f) Other than this Agreement and except as may have been previously discussed with Purchaser, Seller has not entered into any contract, agreement or written document which conveys


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or purports to convey rights to any person or
entity that relate to, or restricts the sale of, the Securities or the Assigned Rights.

         (g) Seller has not made any filings under Rule 144 under the Securities Act of 1933 (the "Securities Act"), Section 13(d), Section 13(g) or
Section 16 of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), or any other statute, rule or regulation under the federal securities laws relating to the transactions contemplated hereby, or the Securities, except for the filing made on behalf of Sellers relating to the CAI Equity Securities on FORM 13G/A (including all related prior FORMs 13G and 13G/A, if any) and FORM 3. Seller has not made any public disclosure of any kind relating to this Agreement or the transactions contemplated hereby except that Seller has made disclosure and may hereafter make disclosure to employees, officers, directors and advisors or other persons who have a need to know such information and are subject to appropriate obligations of confidentiality (whether in writing or otherwise) and Seller may make such other disclosure which does not violate the provisions of Section 6.11. To the best of Seller's knowledge, Seller is not required to make any filing with respect to the Securities or the transactions contemplated hereby under Rule 144 of the Securities Act, Section 13(d), Section 13(g) or Section 16 of the Securities Exchange Act, or any other statute, rule or regulation under the federal securities laws earlier than April 25, 1999 (or, if sooner, the Closing Date); provided, however, if such Seller determines that any such filing shall be required prior to April 25, 1999 (or, if sooner, the Closing Date), Seller shall consult with Purchaser of its determination within a reasonable period prior to the making of such filing;

         (h) Seller does not possess any other right, title or interest of any kind in any issuer of the Securities other than the Securities and the Assigned Rights. Except as disclosed to Purchaser prior to the execution of this Agreement, Seller does not possess any interest of any kind in or have any representatives on the board of directors of any person or entity whose primary business, to such Seller's actual knowledge, is in the wireless CATV industry or the use of the MMDS, MDS, ITFS or H channels and whom Purchaser identifies to Seller from time to time as being such an entity or person (such persons and entities, collectively, "Restricted Persons"). Within six months after the execution of this Agreement, no Seller shall purchase or otherwise acquire any interest of any kind in or have any representatives on the board of directors of any Restricted Person;

         (i) Seller has not entered into any agreement with respect to the Securities that contains provisions which, upon consummation of the transactions contemplated hereby, prohibit Purchaser from exchanging or materially impair Purchaser's ability to exchange, any of the debt Securities for any type of securities in any potential case commenced under chapter 11 of the United States Bankruptcy Code for the issuer of such Securities.

         (j) Seller is a sophisticated seller and with respect to the Securities, has adequate information concerning the business and financial condition of each issuer of such Securities to

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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

make an informed decision regarding the Securities, and has independently, without reliance upon Purchaser and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges and agrees that Purchaser may possess material information with respect to any issuer of such Securities not known to Seller or otherwise publicly available which may be material to a decision to sell the Securities (the "Purchaser Non-public Information"), that Seller has determined to sell the Securities notwithstanding its lack of knowledge of the Purchaser Non-public Information, that Seller may be at a disadvantage because of the disparity of information between Purchaser and Seller and that Purchaser is relying on the provisions of this Section 2.01(j) in engaging in the transactions contemplated in this Agreement and would not engage in such transactions in the absence of these provisions. Seller irrevocably and unconditionally waives and releases Purchaser and its affiliates from all claims that Seller might have (whether for damages, recision or any other relief) based on Purchaser's possession or non-disclosure of the Purchaser Non-public Information to Seller, and Seller agrees not to solicit or encourage, directly or indirectly, any other person or entity to assert such a claim; provided that the foregoing shall not operate to lessen any liability for the breach of a representation, warranty or covenant contained herein. The provisions of this Section 2.01(j) shall survive the occurrence of the Termination Date and termination of this Agreement; and

         (k) Seller shall cooperate with Purchaser in connection with any necessary application(s) for the consent of the Federal Communications Commission ("FCC") required for the transfer of the CAI Equity Securities as provided in this Agreement as soon as practicable after April 15, 1999, including, without limitation, supplying as promptly as possible any additional information and documentary material that may be requested by the FCC in order to obtain such consent.


                                  ARTICLE III.
                   REPRESENTATIONS AND COVENANTS OF PURCHASER

         SECTION 3.01. Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to each of the Sellers that:

         (a) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement, and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder, and the execution, delivery and performance by it of this Agreement does not violate its charter or bylaws or any law, rule, regulation, order or decree applicable to it and does not conflict with or result in the breach of any contract or other instrument binding upon it;



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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

         (b) No notice to, registration or filing with, consent or approval of, or other action by, any person or federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the due execution, delivery and performance of this Agreement by Purchaser or the purchase by Purchaser of the Securities, except as provided for herein, or such consents as shall no longer be necessary on the applicable Closing Date;

         (c) This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles;

         (d) Purchaser is a sophisticated buyer and with respect to the Securities has adequate information concerning the business and financial condition of each issuer of such Securities to make an informed decision regarding the Securities, and has independently, without reliance upon Sellers and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement. Purchaser acknowledges and agrees that Sellers may possess material information with respect to any issuer of such Securities not known to Purchaser or otherwise publicly available which may be material to a decision to sell the Securities (the "Seller Non-public Information"), that Purchaser has determined to buy the Securities notwithstanding its lack of knowledge of the Seller Non-public Information, that Purchaser may be at a disadvantage because of the disparity of information between Purchaser and Sellers and that Sellers are relying on the provisions of this Section 3.01(d) in engaging in the transactions contemplated in this Agreement and would not engage in such transactions in the absence of these provisions. Purchaser irrevocably and unconditionally waives and releases each Seller and its affiliates from all claims that Purchaser might have (whether for damages, recision or any other relief) based on such Seller's possession or non-disclosure of the Seller Non-public Information to Purchaser, and Purchaser agrees not to solicit or encourage, directly or indirectly, any other person or entity to assert such a claim; provided that the foregoing shall not operate to lessen any liability for the breach of a representation, warranty or covenant contained herein. The provisions of this Section 3.01(d) shall survive the occurrence of the Termination Date and termination of this Agreement.

         (e) Purchaser acknowledges that no Seller has made nor makes any representation or warranty, whether express or implied, except as expressly set forth in this Agreement. Purchaser acknowledges that the sale of the Securities to Purchaser by each Seller is irrevocable, and that Purchaser shall have no recourse to any Seller in that regard, except with respect to breaches of representations, warranties and covenants expressly set forth in this Agreement. Purchaser acknowledges that the consideration paid pursuant hereto for the purchase of the Securities may differ both in kind and amount from any payments or distributions that ultimately may be received by Purchaser with respect thereto. Purchaser acknowledges that it is assuming the risk

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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


of full or partial loss which is inherent with each of the Securities, and all collectability risks associated therewith, provided that the foregoing shall not operate to lessen any liability for the breach of a representation, warranty or covenant contained herein;

         (f) Purchaser is an "accredited investor" within the meaning of Section2(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Purchaser is purchasing the Securities without a view toward selling or distributing the Securities in a manner that would violate applicable securities laws and Purchaser has not solicited or received any offer from any third party to purchase any of the Securities; provided that Purchaser may exchange the Securities with any issuer of such Securities for other securities of such issuer or other consideration and Purchaser may transfer the Securities to one or more of its affiliates. Purchaser acknowledges that the sale of the Securities was not in any way solicited by any Seller or any of its affiliates or advisors;

         (g) Purchaser hereby acknowledges that except as otherwise provided in this Agreement no Seller (i) makes any representation or warranty whatsoever with respect to any statements, warranties or representations made by other persons or entities in or in connection with the Indentures and the Warrant or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Indentures or Warrant nor (ii) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of any issuer of the Securities or the performance or observance by any party (other than a Seller) to the Indentures and Warrant of any of its obligations under any of such documents;

         (h) Purchaser has not engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement other than Donaldson, Lufkin and Jenrette Securities Corporation for whose fees and expenses Purchaser shall be solely responsible;

         (i) Purchaser acknowledges that none of the Securities have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such exemption is required by applicable law, and the issuer thereof is not required to register such Security;

         (j) Purchaser shall make an appropriate filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") with respect to the transfer of the CAI Equity Securities contemplated by this Agreement as soon as practicable after April 15, 1999 and supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Purchaser shall, to the extent Purchaser deems it reasonable to do so, contest any claim, action, suit, arbitration, inquiry,

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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


proceeding or investigation by or before any governmental authority seeking to restrain, enjoin or alter the transactions contemplated by this Agreement and attempt to avoid the imposition of such restraint, injunction or alteration, and if any such order, writ, judgment, injunction, decree, stipulation or award has been granted by any governmental authority, attempt to have such order, writ, judgment, injunction, decree, stipulation or award vacated or lifted;

         (k) Purchaser shall file or cause to be filed any necessary application(s) for the FCC's consent required for the transfer of the CAI Equity Securities provided for in this Agreement as soon as practicable after April 15, 1999 and supply as promptly as possible any additional information and documentary material that may be requested by the FCC in order to obtain such consent. Purchaser will advise Seller from time to time of the progress of any such application and will notify Seller promptly of any determination by the FCC to deny approval of any such application; and

         (l) Purchaser or an affiliate of Purchaser is legally qualified under all relevant laws and regulations to hold the FCC licenses, and to receive any authorization from any other federal, state or local regulatory or governmental authority necessary to consummate the transactions contemplated by this Agreement.


                                   ARTICLE IV.
                              CONDITIONS TO CLOSING

         SECTION 4.01. Conditions to Obligations of Sellers. The obligations of each Seller to assign, sell, transfer and convey such Seller's right, title and interest in and to the Securities to Purchaser on either the Initial Closing Date or the Closing Date, as applicable, shall be subject to the fulfillment of each of the following conditions on such Closing Date:

         (a) On the Closing Date, if there has not been an Initial Closing Date, Sellers shall have received the payment of the Purchase Price in accordance with
Section 1.05(a);

         (b) On the Closing Date, if there has been an Initial Closing Date, Sellers shall have received payment of the Purchase Price allocable to the CAI Equity Securities in accordance with Section 1.05(b);

         (c) On the Initial Closing Date, if any, Sellers shall have received payment of the Purchase Price allocable to all the Securities except the CAI Equity Securities in accordance with Section 1.05(c);



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                                                          CONFIDENTIAL TREATMENT
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         (d) the representations and warranties of Purchaser contained in this
Agreement shall have been true and correct in all material respects when made and as of the applicable Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by Purchaser as of such Closing Date, without the need for further written certification, unless such Purchaser shall have notified Seller in writing to the contrary prior to such Closing Date);

         (e) Purchaser shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or prior to such Closing Date;

         (f) No order or decree shall have been entered in any action or proceeding before any court, agency or body of competent jurisdiction enjoining the consummation of this Agreement; provided that prior to invoking this condition, Sellers shall have used their respective reasonable best efforts to have any such order or decree vacated; and

         (g) the Termination Date (as defined in Section 5.03) shall not have occurred.

         SECTION 4.02. Conditions to Obligations of Purchaser. The obligations of Purchaser to purchase and accept assignment of the Securities from any Seller on the Initial Closing Date or the Closing Date, as applicable, shall be subject to the fulfillment of each of the following conditions on or prior to such Closing Date:

         (a) On the Closing Date, if there has not been an Initial Closing Date, Purchaser shall have received the deliveries required by Section 1.04(a);

         (b) On the Closing Date, if there has been an Initial Closing Date, Purchaser shall have received the deliveries required by Section 1.04(b);

         (c) On the Initial Closing Date, if any, Purchaser shall have received the deliveries required by Section 1.04(c);

         (d) the representations and warranties of each Seller contained in this Agreement shall have been true and correct in all material respects when made and as of such Closing Date (it being agreed that such representations and warranties shall be deemed to have been confirmed by such Seller as of such Closing Date, without the need for further written certification, unless such Seller shall have notified Purchaser in writing to the contrary prior to such Closing Date);

         (e) Each Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or prior to such Closing Date;

         (f) With respect to the Closing Date, but not the Initial Closing Date, any waiting period under the HSR Act applicable to the purchase of the CAI Equity Securities contemplated

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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

hereby shall have expired or been terminated; provided that the conditions set forth in this Section 4.02(f) cannot be waived by Purchaser;

         (g) With respect to the Closing Date, but not the Initial Closing Date, the Purchaser shall have received any consents, orders and approvals from the FCC which are required for the consummation of the purchase of the CAI Equity Securities; provided that the conditions set forth in this Section 4.02(g) cannot be waived by Purchaser;

         (h) No order or decree shall have been entered in any action or proceeding before any court, agency or body of competent jurisdiction enjoining the consummation of this Agreement; provided that prior to invoking this condition, Purchaser shall have used its reasonable best efforts to have any such order or decree vacated; and

         (i) The Termination Date (as defined in Section 5.03) shall not have occurred.


         SECTION 4.03. Waiver by Purchaser of Condition of FCC Approval. Sellers agree that at any time during the term of this Agreement after Purchaser has confirmed its willingness to accept Sellers' offer to sell the * Securities at the * Purchase Price in accordance with Section 1.06, if Purchaser has not received any consents, orders and approvals from the FCC required for the purchase by Purchaser of the CAI Equity Securities, including the interest represented thereby in CS Wireless Systems, Inc., Purchaser may elect to purchase all (but not less than all) of the Securities other than the CAI Equity Securities at the Purchase Price allocable to such Securities in the Schedules; provided that no such election may be made unless or until all conditions in Sections 4.01 and 4.02 (except Section 4.02 (g) and those conditions which by their terms are applicable solely to a Closing Date for the purchase of the CAI Equity Securities exclusively) have been satisfied or duly waived. Purchaser may make this election by delivery of written notice to the Sellers.

                             ARTICLE V. TERMINATION

         SECTION 5.01.   Right of Termination.

         (a) The Purchaser shall have the right to terminate this Agreement upon the occurrence of any of the following events:

                  (i) Sellers shall not have offered to sell the * Securities to Purchaser at the * Purchase Price on April 9, 1999, as provided in Section 1.06; or


-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

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                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

                  (ii) the FCC shall have notified Purchaser that the FCC shall have denied any application required for the purchase by Purchaser of the CAI Equity Securities, including the interest represented thereby in CS Wireless Systems, Inc.

         (b) The Sellers shall have the right to terminate this Agreement upon the occurrence of any of the following events:

                  (i) Sellers shall have offered to sell Purchaser the * Securities as provided in Section 1.06 hereof and Purchaser shall not have elected on or before April 12, 1999 to purchase all of the * Securities, as provided in Section 1.06; or

                  (ii) the FCC shall have notified Purchaser that the FCC shall have denied by final order any application required for the purchase by Purchaser of the CAI Equity Securities, including the interest represented thereby in CS Wireless Systems, Inc., and Purchaser shall not have either terminated this Agreement or purchased all the other Securities within five Business Days after notice by Seller to Purchaser of Seller's intention to terminate this Agreement as a result thereof.


         (c) The Purchaser and the Sellers shall each have the right to terminate this Agreement upon the following:

                  (i) the Closing with respect to all the Securities shall not have occurred on or before 5:00 p.m. on the Final Termination Date (as hereinafter defined), which initially is the day which is 90 days after the date of this Agreement (or, if such day is not a Business Day, the next Business Day thereafter ( the "Final Termination Date")), unless Purchaser shall have exercised its election pursuant to Section 5.02, if applicable, in which event the Final Termination Date shall be the day which is specified by Purchaser in its then most recent Extension Notice (as defined in Section 5.02) (or if such day is not a Business Day, the next Business Day); provided that the Final Termination Date shall not extend beyond the day which is 180 days after the date of this Agreement (or, if such day is not a Business Day, the next Business Day thereafter), unless otherwise agreed by each of the Sellers.

         SECTION 5.02. Election to Extend Final Termination Date. At any time prior to termination of this Agreement, Purchaser may from time to time elect to extend the Final Termination Date to a date which is not beyond the day which is 180 days after the date of this Agreement (or if such day is not a Business Day, the next Business Day), by delivering notice to such effect to the Sellers (the "Extension Notice"), which notice shall specify the date to which

-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

the Final Termination Date shall then be extended; provided that Purchaser may not elect to extend the Final Termination Date unless all of the conditions in Sections 4.01 shall have been satisfied (other than the payments required to be made on the Closing Date by the Purchaser) or duly waived and the purpose for the extension is to continue to seek satisfaction of the conditions in Sections
4.02 (f) and (g). Purchaser may exercise its election herein one or more times, in its sole discretion.


         SECTION 5.03. Notice of Termination; Termination Date. Any party exercising its right of termination shall send written notice to each of the other parties hereto at the addresses set forth herein. Immediately upon delivery of such notice, this Agreement shall automatically terminate and be of no further force or effect except as specifically set forth in this Agreement. "Termination Date" is the date such notice is duly given.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         SECTION 6.01. Further Assurances. Each of the Sellers and Purchaser each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

         SECTION 6.02. Receipt of Information. Each of the Sellers shall (a) promptly notify Purchaser of any notices they receive under the Securities, the Indentures or Warrant from and after the date hereof, and (b) at Purchaser's request, promptly forward any such notices that they receive to Purchaser, except, in the case of both clauses (a) and (b), to the extent such Seller is legally or contractually prohibited from doing so. Sellers shall promptly pay to Purchaser any amounts they receive as interest or other distribution that accrue for the period following the applicable Closing Date.

         SECTION 6.03. Amendment; Waiver; Remedies. This Agreement shall not be amended or otherwise modified unless in writing and signed by the parties hereto. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity.

         SECTION 6.04. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, (c) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine or (d) when delivered, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

         If to Sellers, at:

                              *


                           with a copy to

                              *

         If to Purchaser, at:

                           MCI WORLDCOM, Inc.
                           3060 Williams Drive, Suite 600
                           Fairfax, VA 22031
                           Attention:    Robert Finch
                                         Vice President - Strategic Development
                           Fax: (703) 645-4637

                           with a copy to:

                           P. Bruce Borghardt
                           General Counsel - Corporate Development
                           MCI WORLDCOM, Inc.
                           10777 Sunset Office Drive, Suite 330
                           St. Louis, MO 63127
                           Fax: (314) 909-4101


         SECTION 6.05. Costs and Expenses. The Sellers and Purchaser shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees.


-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


         SECTION 6.06. Survival. Except as otherwise specified herein, the covenants, representations and warranties of the parties contained herein shall survive the consummation of the transactions contemplated hereby but shall not survive the occurrence of the Termination Date and the termination of this Agreement (except as otherwise provided herein or to the extent of any rights or remedies which arose prior to such termination on account of a breach by any party of any of its representations, warranties or covenants prior to such termination).

         SECTION 6.07. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no party shall assign its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment absent such consent shall be void. Notwithstanding the foregoing, Purchaser may assign this Agreement to an affiliate without consent as long as it remains liable for any breach of this Agreement, and Sellers may assign this Agreement to one or more partnerships or other entities managed either by Moore Capital Management, Inc. or Moore Capital Advisors, L.L.C., as the case may be, as long as Sellers remain liable for any breach of this Agreement.

         SECTION 6.08. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and the receipt of an original or telecopy executed counterpart by each party hereto; provided that any party delivering its counterpart by telecopy will as soon as reasonably practicable after such delivery deliver an original executed counterpart to each other party hereto.

         SECTION 6.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each party to this Agreement hereby irrevocably consents to the jurisdiction of the United States Court for the Southern District of New York located in the State and City of New York in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection herewith and hereby waives any objection to venue, whether by reason of improper venue, forum non conveniens or lack of personal jurisdiction or otherwise, to any such action brought in that Court.

         SECTION 6.10. Waiver of Trial by Jury. Each Seller and Purchaser each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Indentures or Warrant, any related documents and agreements or any course of conduct, course of dealing, or statements (whether verbal or written) in connection therewith.

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


         SECTION 6.11. Confidentiality. No party hereto shall disclose any Confidential Information (as defined below) to any third party without the prior written consent of the other parties hereto, other than (a) to the officers, directors, employees, agents and advisors of such party or its affiliates who have a need to know such Confidential Information and are subject to appropriate confidentiality obligations, (b) as and only to the extent required by applicable law, rule, regulation or judicial process, (c) as and only to the extent requested or required by any state, federal or foreign authority or examiner regulating any of Sellers or Purchaser, (d) information that, at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure in violation of the terms of this Section) and (e) disclosure required to effect the transfers contemplated by this Agreement, but only after notifying the other parties hereto and delaying such disclosure, if requested by Purchaser; provided that prior to any disclosure under clauses (b) or (c), such party shall promptly advise the other party when requested or required to make a disclosure thereunder. For purposes of this Section 6.11, "Confidential Information" means any information related to or in connection with the identity of the parties hereto or the price or value of any interest transferred hereunder or the existence or terms of this Agreement. This Section survives termination of this Agreement.

         SECTION 6.12. No-Shop. Prior to the Termination Date, no Seller including the employees, officers, directors and agents of the Seller shall make, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any corporation, partnership, agent, attorney, financial advisor, person, or other entity or group (other than Purchaser) ("Third Parties") for the purpose of consummating any sale, transfer or other disposition of the Securities or Assigned Rights, except for the CAI Equity Securities and related Assigned Rights in the event the FCC denies by final order any required application for the transfer thereof to Purchaser ("Disposition") . Each Seller acknowledges that entering into any contract or agreement with any Third Party with respect to any Disposition, even if any such Disposition were conditional upon the termination of this Agreement or nonconsummation of the transactions contemplated hereby, would violate this Agreement.

         SECTION 6.13. Miscellaneous. (a) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) If any provision of this Agreement shall be determined to be unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.

terms unless to do so would frustrate the purpose of the parties in entering into this Agreement, in which case the party whose purpose is frustrated shall have the right to terminate this Agreement without liability or obligation hereunder, except for those provisions which provide that they shall survive termination.

         (d) Each Seller and Purchaser agree that no adequate remedy at law may exist for breach of certain of their respective obligations under this Agreement, and that therefore in the event any party hereto fails to comply with its obligations hereunder, the other party hereto shall have the right to obtain specific performance of the obligations of such defaulting party, injunctive relief or such other equitable relief as may be available.

         (e) The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.
         (f) Each Seller and Purchaser intend and agree that the transactions contemplated hereby shall not result in the creation of any trust or fiduciary relationship between Purchaser and any Seller or in the creation of a joint venture between such parties.

         (g) It is understood that the term "Securities" used in this Agreement shall include any securities, properties or other consideration received by Seller (i) in exchange therefor pursuant to any bankruptcy proceeding, (ii) pursuant to any stock split or stock dividend or (iii) otherwise in connection with the Securities, in each case following the execution of this Agreement and prior to the applicable Closing Date.

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              SELLERS:

                                   *


                                   BY:
                                      ------------------------------------
                                   ITS:


                                   *


                                    BY:
                                      ------------------------------------
                                    ITS:

                              PURCHASER:


                              MCI WORLDCOM, INC.


                                    BY: /s/ CHARLES T. CANNADA
                                      ------------------------------------
                                    ITS: Senior Vice President


-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                           SCHEDULE I: PURCHASE PRICE

Securities                                                     Purchase Price
----------                                                     --------------
A.  CAI Securities:                                            A:
         CAI Equity Securities:                                CAI Equity Securities:
           2,270,715 shares of Common Stock                    $   *

         Other CAI Securities:                                 Other CAI Securities:  See below.
         $35,418,097 face amount of 13% Senior Notes
                 due 2004

B.  *   Securities:                                            B.  See below

         $   *    face amount of 14.50% Senior Discount
                  Notes due    *   .

C.  CS Securities:                                             C:  See below

         $86,750,000 face amount of 11.375% Senior
                 Discount Notes due 2006

                                                               The Purchase Price for the Securities specified
                                                               in "A. Other CAI Securities", "B" and "C" is $ * ,
                                                               plus interest as described below.


TOTAL PURCHASE PRICE FOR ALL THE SECURITIES SPECIFIED ABOVE:

        $ * , PLUS INTEREST ACCRUING AT THE RATE OF 10% PER ANNUM FROM THE NINETIETH DAY AFTER THE DATE OF THE AGREEMENT TO AND INCLUDING THE CLOSING DATE (SUCH AMOUNT, INCLUDING INTEREST, IF ANY, THE "PURCHASE PRICE").

-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission

                                                          CONFIDENTIAL TREATMENT
                                                 REQUESTED BY MCI WORLDCOM, INC.


                          SCHEDULE II: * PURCHASE PRICE


Securities                                                     Purchase Price
----------                                                     --------------
     (i)  $ * face amount of 13.125% Senior Discount           FOR THE SECURITIES LISTED IN CLAUSES (i) AND
Notes due    *                                                 (ii):



         (ii) 117,915 "Units", each one consisting of $ *                $ * , PLUS INTEREST ACCRUING AT THE
 face amount of 13.125% Senior Discount Notes due *            RATE OF 10% PER ANNUM FROM THE NINETIETH
and one warrant to purchase * shares of common stock           DAY AFTER THE DATE OF THE AGREEMENT TO AND
of *                                                           INCLUDING THE CLOSING DATE (SUCH AMOUNT,
                                                               INCLUDING INTEREST, IF ANY, THE " *
                                                               PURCHASE PRICE").



-----------------------
* Confidential portions omitted pursuant to a confidential treatment request and filed separately with Securities and Exchange Commission